UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 31, 2008
USA Mobility, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51027	16-1694797

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6677 Richmond Highway,
Alexandria, Virginia		22306

(Address of principal executive		(Zip Code)
offices)
Registrant’s telephone number, including area code: (866) 662-3049
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On July 31, 2008, USA Mobility, Inc. announced operating results for the second quarter ended June 30, 2008. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference. The information in this Item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
On July 31, 2008, USA Mobility, Inc. announced that its Board of Directors has adopted a stock repurchase plan to buy back up to $50 million of USA Mobility common stock. The repurchase plan will commence on or about August 5, 2008 and will continue for up to twelve months. Credit Suisse Securities (USA) LLC will administer the stock repurchase program. Also on July 31, 2008, the Board of Directors declared a regular quarterly cash distribution of $0.25 per share of common stock. The cash distribution will be paid on September 11, 2008 to stockholders of record on August 14, 2008. The Company expects the entire amount of the cash distribution to be paid as a return of capital.

The information in this Item 8.01 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibit.
(a) Financial statements of business acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Exhibit:
Exhibit 99.1
Description of Exhibit — Press Release dated July 31, 2008 (furnished pursuant to Items 2.02 and 8.01; not “filed” for purposes of Section 18 of the Exchange Act)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.

August 1, 2008	By:	/s/ Thomas L. Schilling

Name: Thomas L. Schilling
Title: Chief Operating Officer and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	USA Mobility, Inc. Press Release dated July 31, 2008